As filed with the Securities and Exchange Commission on February 2, 2005
                                           Registration Statement No. 333-122179
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-3/A
                        (PRE-EFFECTIVE AMENDMENT NO. 1)
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ----------------------
                                BRITESMILE, INC.
             (Exact name of registrant as specified in its charter)
                             ----------------------


            UTAH                                    87-0410364
      (State or other jurisdiction      (I.R.S. Employer Identification No.)
   of incorporation or organization)

                              490 North Wiget Lane
                             Walnut Creek, CA 94598
                                 (925) 941-6260
                        (Address, including zip code, and
                     telephone number, including area code,
                            of registrant's principal
                               executive offices)
                             ----------------------

                                KENNETH A. CZAJA
                             CHIEF FINANCIAL OFFICER
                                BriteSmile, Inc.
                              490 North Wiget Lane
                             Walnut Creek, CA 94598
                                 (925) 941-6260
                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

                                    COPY TO:
                             JEFFREY M. JONES, ESQ.
                               WAYNE D. SWAN, ESQ.
                          DURHAM JONES & PINEGAR, P.C.
                           BROADWAY CENTRE, SUITE 900
                                111 EAST BROADWAY
                           SALT LAKE CITY, UTAH 84111
                                 (801) 415-3000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: from time to time after the effective date of this Registration Statement as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the

Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                           CALCULATION OF REGISTRATION FEE
------------------------ ------------------ ---------------------- --------------------- -----------------

Title of Class of                           Proposed Maximum       Proposed Maximum
Securities to be         Shares to be       Offering Price per     Aggregate Offering
Registered               Registered  (1)    Share (2)              Price (2)             Registration
                                                                                         Fee (2)
------------------------ ------------------ ---------------------- --------------------- -----------------


Common Stock,            4,974,751               $6.075 (2)           $30,221,612 (2)           $3,558 (3)
$.001 par value per
share
------------------------ ------------------ ---------------------- --------------------- -----------------


(1) Includes up to 4,220,789 shares, representing shares issuable upon conversion of and payment of interest on Senior Convertible Notes, or issued as payment of principal and interest on the notes in lieu of cash, and 753,962 shares issuable upon exercise of warrants issued simultaneously with the notes to the note holders and to the placement agent, assuming full exercise of additional investment rights issued with the Senior Convertible Notes.

 (2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) on the basis of the average high and low sale price of the common stock on the Nasdaq SmallCap Market on January 14, 2005.


 (3)     Fee paid with original filing.  No additional fee due.


         Pursuant to Rule 416, there are also registered hereby such additional indeterminate number of shares of such Common Stock as may become issuable as dividends or to prevent dilution resulting from stock splits, stock dividends or similar transactions.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) OF THE ACT, MAY DETERMINE.
===================================================================

Prospectus                         Subject to Completion, dated February 2, 2005


The information in this prospectus is not complete, and it may change. This prospectus is included in a registration statement that BriteSmile filed with the Securities and Exchange Commission. The selling shareholders cannot sell these securities until that registration statement becomes effective. This prospectus is not an offer to sell these securities or the solicitation of an offer to buy these securities in any state where an offer to sell or the solicitation of an offer to buy is not permitted.

                                [GRAPHIC OMITTED]

                                BriteSmile, Inc.

                                4,974,751 Shares
                                  Common Stock

         This prospectus relates to the public offering of 4,974,751 shares of our common stock (the "Shares") that may be resold from time to time by the selling shareholders ("Selling Shareholders") named in this prospectus. The Shares being offered include: (i) up to 4,220,789 shares of our common stock which may be issued (a) upon the conversion of $16,000,000 principal amount and/or interest, of our Senior Convertible Notes, $12,000,000 principal amount of which are dated December 16, 2004 (the "Notes"), or (b) upon the payment by us of the principal and/or accrued interest under the Notes in the form of Shares; and (ii) 753,962 shares that may be issued upon the exercise of Common Stock purchase warrants (the "Warrants") that were issued simultaneously with the Notes to the Note holders and/or to our placement agent, and assumes full exercise of additional investment rights granted to the Selling Shareholders in connection with the Notes and the Warrants. The Notes and Warrants were previously issued by us in private placement transactions. See "Selling Shareholders."

         Even though the Shares may be offered for resale under this prospectus, the Selling Shareholders are not obligated to sell all or any of the Shares. The Selling Shareholders will receive all of the proceeds from the sale of the Shares, and we will receive none of those proceeds. We will, however, be relieved of our obligations under the Notes if the Selling Shareholders convert them into Common Stock, and we will receive proceeds from the exercise of the Warrants, unless the Selling Shareholders take advantage of the "cashless" exercise features of the Warrants.

         Our common stock is quoted on the Nasdaq SmallCap Market and trades under the symbol "BSML". The last reported sale price for the common stock on January 14, 2005 on the Nasdaq SmallCap Market was $6.42 per share.

         INVESTING IN OUR COMMON STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE 6 FOR A DISCUSSION OF THINGS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK. YOU SHOULD BE PREPARED TO ACCEPT ALL OF THE RISKS ASSOCIATED WITH PURCHASING THE SHARES, INCLUDING A LOSS OF YOUR INVESTMENT.
                              --------------------

         Neither the Securities and Exchange Commission nor any state securities regulators has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



                                February __, 2005

                                Table of Contents


         Table of Contents..................................................4
         Summary............................................................4
         Risk Factors.......................................................6
         Explanation About Forward-Looking Information.....................11
         Use of Proceeds...................................................11
         Determination of Offering Price...................................12
         Dividend Policy...................................................12
         Selling Shareholders..............................................12
         Plan of Distribution..............................................16
         Description of Securities Issued in the Offering..................17
         Legal Matters.....................................................18
         Experts...........................................................18
         Commission Position on Indemnification............................18
         Where You Can Find More Information...............................18


The terms "company," "BriteSmile," "we," "us," and "our" in this prospectus refer to BriteSmile, Inc.

We have not authorized any person to provide you with information that differs from what is in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The selling shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                              ---------------------

                                     SUMMARY

         This summary highlights selected information and does not contain all of the information that is important to you. We urge you to read the entire prospectus carefully and any information contained in or incorporated by reference in this prospectus before you decide whether to buy our common stock.

         You should pay special attention to the risks of investing in our common stock discussed under "Risk Factors."

BriteSmile

         We develop, produce, sell and lease advanced teeth whitening products, services and technology. Our operations include the development of technologically advanced teeth whitening processes that are distributed in professional salon-like settings known as BriteSmile Professional Teeth Whitening Centers, and in existing dental offices known as BriteSmile Professional Teeth Whitening Associated Centers.

         We offer consumers an efficacious, simple and safe way to return teeth to their optimal natural whiteness in just one visit to a BriteSmile Center or BriteSmile Associated Center. The BriteSmile teeth whitening system utilizes a combination of a proprietary gas plasma light or LED technology and wavelength-specific gel. The unique delivery arm of the BriteSmile device permits blue-green light to reach all 16 front teeth simultaneously, whitening the teeth by activating the wavelength-specific gel, which is applied to the teeth during three consecutive twenty-minute sessions. Including the time necessary for initial customer evaluation and consultation, preparatory work and clean up, the customer can complete a teeth whitening procedure in less than 90 minutes. The result is immediate superior teeth whitening -- clinically proven to average over 9 shades whiter -- and a patient satisfaction rate of over 98%.

         As of January 1, 2005, we operated 15 centers in the following locations: Beverly Hills, Irvine, Walnut Creek, Palo Alto and La Jolla, CA; Chicago and Woodfield, IL; Phoenix, AZ; Boca Raton, FL; Atlanta, GA; Houston, TX; Denver, CO; Boston, MA; and New York, NY. We have also contracted with dentists to operate more than 5,000 associated centers throughout the United States and in 77 countries around the world. We may choose to close centers if necessary to achieve our financial goals. We plan to open additional centers and associated centers in the United States and in select foreign locations in the future.

         In addition to our services, we also sell BriteSmile brand post-whitening maintenance products, including our BriteSmile-To-Go "whitening pen," toothpaste, toothbrushes, mouthwash, and chewing gum to consumers in centers, associated centers, non-associated dental offices, on our e-Commerce Internet site, and through Nordstrom.

         We were incorporated in Utah in 1984 under the name Ion Laser Technology, Inc. In 1998 we changed our name to BriteSmile, Inc. Our principal executive office is located at 490 North Wiget Lane, Walnut Creek, CA 94598. Our telephone number at that office is (925) 941-6260.

This Offering

         On December 16, 2004, we entered into definitive agreements with six investors (the "Investors") for the private placement (the "Note Offering") of $12 million in principal amount of the Notes. The Investors have the right (the "Additional Investment Rights" or "AIR") within 180 trading days to purchase up to an additional $4 million in Notes and Warrants on the same terms. In connection with the initial $12 million investment, we also issued to the investors five year Warrants to purchase up to 544,253 shares of Common Stock at an exercise price of $7.61 per share.

         We also issued to the Placement Agent in the Note Offering warrants to purchase up to 28,291 of the Shares, in consideration of the Note Offering and assuming the Investors exercise their right to purchase the additional $4 million in Notes pursuant to the Additional Investment Rights. The Placement Agent warrants are issued with an exercise period of three years, at an exercise price of 125% of the $7.61 initial note conversion price, or $9.51 per share.

         The Selling Shareholders, including the Placement Agent, are offering up to 4,974,751 Shares under this prospectus, consisting of: (i) up to 4,220,789 Shares issuable upon conversion by the Investors of up to $16 million principal and/or interest owing under the Notes, and/or for payment by us of principal and/or interest owing on the Notes, and (ii) 753,962 Shares that may be issued upon the exercise of Common Stock purchase warrants issued or to be issued to the Note holders and to our Placement Agent, assuming full exercise of the Additional Investment Rights by the Investors.

         We granted the Investors and the Placement Agent in the Note Offering registration rights with respect to the Shares. Under the registration rights granted to the Investors, we agreed to file this registration statement covering the Shares with the SEC within 45 days from the closing date of December 16, 2004.

Terms and Conditions of the Notes

         The Notes accrue interest at 5% per annum, or 6 month LIBOR plus 300 basis points, whichever is greater (capped at 8%), payable in cash or registered Common Stock. The Notes are convertible into shares of our common stock at a per share conversion price of $7.61, which is 115% of the volume-weighted average price of the Common Stock during the ten day period immediately prior to signing of the transaction documents. The conversion price is subject to adjustment upon certain events specified in the Notes. The Notes will be repaid in monthly installments over 36 months beginning in June 2006 in cash or registered stock. Under certain conditions, the Company may choose to pay principal and interest due under the Notes, in the form of registered Common Stock.

Terms and Conditions of the Warrants

         The Warrants issued to the Investors in connection with the Note Offering have a term of five years and an exercise price of $7.61 per share. The exercise price of the Warrants is subject to adjustment upon certain events specified in the Warrant, including the subsequent issuance by the Company of shares of its Common Stock at prices lower than the original Warrant exercise price.

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below in addition to the other information presented in this prospectus or incorporated by reference into this prospectus before deciding to invest in our common stock. The risks and uncertainties described below are not the only ones facing BriteSmile. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected. As a result, the market price of our common stock could decline, and you may lose all of your investment.

We have a limited operating history upon which to evaluate our likelihood of success.

We have only manufactured and distributed our BS2000 since November 1998, the BS3000 since November 1999 and the BS3000PB since May 2001. We opened our first Center in Walnut Creek, California in February 1999, and BriteSmile Associated Centers began performing LATW procedures in April 1999. Therefore, we have a limited relevant operating history upon which to evaluate the likelihood of our success. Investors must evaluate the likelihood of our success in light of the risks, expenses and difficulties frequently encountered in the operation and expansion of a new business and the development and marketing of new products. We cannot be certain that our business strategy will be successful or that we will successfully address these risks and difficulties. Our failure to address any of these risks or difficulties could have a material adverse effect on our business.

We have a history of losses and accumulated deficit and this trend of losses may continue in the future.

For 2003, 2002 and 2001, we had a net loss of $14.6 million, $19.1 million, and $26.5 million, respectively. Our accumulated deficit as of September 25, 2004, was $154.7 million. Our ability to reach and sustain profitability will depend, in part, upon the successful marketing of our existing services and products and the successful and timely introduction of new services and products. We can give no assurances that we will achieve profitability or, if achieved, that we will sustain profitability.

Our success will depend on acceptance of our LATW process and post-whitening maintenance products.

We derive substantially all of our revenues from our LATW procedures, a relatively new teeth-whitening concept for consumers. We also market BriteSmile brand toothpaste, electric toothbrushes, mouthwash, chewing gum, and the BriteSmile To Go pen through our Centers and Associated Centers and on our website. Our success will depend in large part on our ability to successfully encourage consumers, dentists and dental office employees to switch from traditional and less expensive bleaching tray whitening methods to our LATW system, and on our ability to successfully market our line of whitening and post-whitening maintenance products. There can be no assurance that consumers will accept our procedure or products. Typically, medical and dental insurance policies do not cover teeth whitening procedures, including the Company's LATW procedure, or whitening maintenance products, which may have an adverse impact upon the market acceptance of our products and services.

Our success will depend on our ability to update our technology to remain competitive.

The dental device and supply industry is subject to technological change. As technological changes occur in the marketplace, we may have to modify our products in order to become or remain competitive or to ensure that our products do not become obsolete. While we are continuing our research and development efforts to improve our current LATW systems in order to strengthen our competitive advantage, we cannot assure that we will successfully implement technological improvements to our LATW systems on a timely basis, or at all. If we fail to anticipate or respond in a cost-effective and timely manner to government requirements, market trends or customer demands, or if there are any significant delays in product development or introduction, our revenues and profit margins may decline which could adversely affect our cash flows, liquidity and operating results.

We may have problems financing our future growth.

Our growth strategy includes investment in and expansion of Centers and Associated Centers throughout the United States and internationally, increasing awareness of the BriteSmile brand and developing and marketing our brand name and retail products. To finance our prior growth we have sold debt and equity securities; however, additional funds may be needed in the future for continued expansion. We cannot assure that additional financing will be available or that, if available, it will be on terms favorable to our stockholders or us. If needed funds are not available, we may be required to close existing Centers, and/or limit or forego the establishment of new Centers and Associated Centers and the development of new products, or limit the scope of our current operations, which could have a material adverse effect on our business, operating results and financial condition. We may be required to take other actions that may lessen the value of our common stock, including borrowing money on terms that are not favorable to us. Raising the needed funds through the sale of additional shares of our common stock or securities convertible into shares of common stock may result in dilution to current stockholders.

We are subject to competition.

The market for teeth whitening products and services is highly competitive. Competition in the market for teeth whitening products and services may intensify in the future. Numerous well-established companies and smaller entrepreneurial companies are focusing significant resources on developing and marketing products and services that will compete with our products and services. In addition, many of our current and potential competitors have greater financial, technical, operational and marketing resources. Teeth whitening products and services offered by our competitors include traditional and often less expensive bleaching tray methods and other forms of heat or light activated curing methods. We may not be able to compete successfully against these competitors in developing, marketing and distributing our services and products, which could result in the loss of customers and could have a material adverse effect on our business. Competitive pressures may also force prices for teeth whitening services down and such price reductions may adversely affect our potential future revenue.

Future growth may place strains on our managerial, operational and financial resources and we may be unable to recruit and retain qualified personnel.

If we grow as expected, a significant strain on our managerial, operational and financial resources may occur. Further, as the number of Associated Centers, customers, advertisers and other business partners grows, we will be required to manage multiple relationships with various Center dentists, Associated Center dentists, customers, strategic partners and other third parties. Future growth or an increase in the number of our strategic relationships may strain our managerial, operational and financial resources, thereby inhibiting our ability to achieve the rapid execution necessary to successfully implement our business plan. In addition, our future success will also depend on our ability to expand our sales and marketing organization and our support organization commensurate with the growth of our business.

We may experience shortages of the supplies we need because we do not have long-term agreements with suppliers.

Our success depends to a large degree on our ability to provide our affiliated dentists with our LATW systems, and a sufficient supply of teeth whitening gels and maintenance products. Since our BS2000 was first used commercially, we have relied upon manufacturing and supply agreements with multiple suppliers and a single manufacturer of our LATW systems. Effective April 2001, the Company's LATW systems are manufactured by Peak Industries, Longmont, Colorado, pursuant to an agreement between the Company and Peak. We have no long-term purchase contracts or other contractual assurance of continued supply, pricing or access to new products. While we believe that we have good relationships with our suppliers and our manufacturer, if we are unable to extend or secure manufacturing services or to obtain component parts or finished products from one or more key vendors on a timely basis and on acceptable commercial terms, our results of operations could be seriously harmed.

We need to successfully manage our growth in order for the addition of any new Centers and Associated Centers to be profitable.

Our future growth primarily depends upon expansion of the number of our Associated Centers and Centers. We cannot assure that we will be successful in expanding the number of Centers and Associated Centers, or that such additions will achieve sales levels satisfactory to us. Demand for the Company's services and products is driven by consumers whose broad spending patterns are affected by general economic conditions. Over recent years, we have observed some variability in demand as a result of changing economic conditions, which we believe may relate to fluctuations in the level of consumer discretionary spending. We believe that our performance will continue to be affected by such economic parameters, although our exposure to the strength of any particular economy is mitigated by our geographically diversified revenue base.

BriteSmile has certain debt.

BriteSmile had approximately $7.3 million of debt and capital leases outstanding as of September 25, 2004. This amount does not include the $12 million principal amount of debt represented by the Notes purchased by the Investors on December 16, 2004, nor any of the additional $4 million in debt that would be incurred by the Company if the Investors exercise their Additional Investment Rights. The degree to which we are leveraged could have important consequences to the shareholders, including the following:

          o Our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired;

          o We must pay interest on our debt, leaving less funds for other purposes;

          o We may be at a competitive disadvantage to our less leveraged competitors; and

          o We may be more vulnerable to a downturn in general economic conditions.

If we were to default on our debt obligations for any reason, there can be no assurance that any assets will remain for our shareholders after payment of amounts owed to debt holders.

BriteSmile does not intend to pay dividends.

We do not anticipate paying any cash dividends on our common stock to our shareholders for the foreseeable future. BriteSmile intends to retain future earnings, if any, for use in the operation and expansion of our business. In addition, it is possible that any debt financing agreements entered into by us in the future may contain restrictions on our ability to declare dividends.

We cannot guarantee that the patents we have applied for will be granted, or even if granted, that they will not be infringed by competitors.

We have an expansive and growing portfolio of patents to protect our intellectual property rights. In 2002, two patents relating to the LATW systems were granted, including a patent covering a method of whitening teeth by exposing teeth treated with transparent composition including a peroxide and photosensitizing compound to light, comprising of a bleaching composition exposed to light to accelerate whitening, which have been asserted in a patent lawsuit against a major competitor, and a patent covering the light source. We also have a number of patent applications related to the composition of our whitening gel, tissue isolation useful in light-activated teeth whitening, our business method and our unique system of delivery of light to all teeth simultaneously. We have also filed a patent application related to the BriteSmile To Go pen. In addition, we have ongoing research and development efforts to expand and improve our current technology, and to develop new teeth whitening compositions and light devices. Although we intend to continue to apply for patents as advised by patent counsel, there can be no assurance that such patents will be issued or that, when they are issued, they will not be infringed upon by third parties or that they will cover all aspects of the product or systems to which they relate.

The rights we rely upon to protect our intellectual property underlying our products and services may not be adequate, which could enable third parties to use our technology and would reduce our ability to compete in the market.

In addition to patents, we rely on a combination of trade secrets, copyright and trademark laws, non-disclosure agreements and other contractual provisions and technical measures to protect our intellectual property rights. Nevertheless, these measures may not be adequate to safeguard the technology underlying our products and services. If they do not protect our rights, third parties could use our technology, and our ability to compete in the market would be reduced. In addition, employees, consultants and others who participate in the development of our products and services may breach their agreements with us regarding our intellectual property, and we may not have adequate remedies for the breach. We also may not be able to effectively protect our intellectual property rights in some foreign countries. For a variety of reasons, we may decide not to file for additional patent, copyright or trademark protection outside of the United States or in foreign jurisdictions. We also realize that our trade secrets may become known through other means not currently foreseen by us. Notwithstanding our efforts to protect our intellectual property, our competitors may independently develop similar or alternative technologies or products that are equal or superior to our technology and products without infringing on any of our intellectual property rights or design around our proprietary technologies.

Our products or services could infringe on the intellectual property rights of others, which may cause us to engage in costly litigation and, if we are not successful, could also cause us to pay substantial damages and prohibit us from selling our products or services.

Third parties may assert infringement or other intellectual property claims against us. We may have to pay substantial damages, including treble damages, for past infringement if it is ultimately determined that our products or services infringe a third party's proprietary rights. Further, we may be prohibited from selling our products before we obtain a license, which, if available at all, may require us to pay substantial royalties. Even if these claims are without merit, defending a lawsuit takes significant time, may be expensive and may divert management's attention from other business concerns. Notwithstanding the foregoing, we are not aware of any infringement claims asserted against us by others.

We are subject to government regulation regarding the corporate practice of dentistry.

Our corporate structure, operation of Centers and contractual relationships with the licensed dentists at our Centers are subject to government regulation and may be reviewed by applicable state agencies governing the practice of dentistry (such as a Board of Dental Examiners). We believe that our present and contemplated operation of Centers is and will be in compliance in all material respects with applicable federal, state and local laws and regulations, and that favorable review of our corporate structure would be obtained from any state agency which chooses to review our operational structure. However, we cannot assure that such favorable review would be obtained in all instances. If we are unable to obtain favorable review, we may be subject to penalties. Further, if we are unable to comply with the applicable laws and regulations in any state, we may be limited in those states to offering our LATW procedure through Associated Centers. We continue to cooperate with state regulatory agencies to respond to any requests for information about our business structure and to obtain any necessary governmental approvals. We cannot assure that future enactments, amendments or interpretations of government regulations will not be more stringent, and will not require structural, organizational or operational modifications to our existing or future contractual relationships with the licensed dentists at our Centers who provide our services.

We may become subject to government regulation regarding our teeth whitening services and products.

The light used in the LATW systems is categorized as a Class I Medical Device as defined by the Food and Drug Administration ("FDA"). As long as the light is used specifically to perform cosmetic dental procedures (teeth whitening), it is not subject to pre-market notification requirements, although we are subject to FDA requirements regarding handling of complaints and other general FDA record keeping standards. There can be no assurance that some or all of the existing government regulations will not change significantly or adversely in the future, or that we will not become subject to compliance with additional and stricter government regulations which could, in the future, affect our revenue.

Ownership of our common stock is concentrated in a limited number of shareholders.

Current directors and executive officers of the Company, or their affiliates, own and control more than a majority of the outstanding common stock of the Company and, therefore, have ultimate authority to make all major decisions affecting our business, including the identity and make-up of the Company's board of directors, and any other matters requiring approval of the shareholders of the Company.

Our efforts to build strong brand identity and customer loyalty may not be successful.

We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting customers, dentists and other strategic partners. In order to attract and retain these groups and respond to competitive pressures, we intend to continue substantial advertising spending to create and maintain brand loyalty. We believe that advertising rates, and the cost of advertising campaigns in particular could increase substantially in the future. If our branding efforts are not successful, our results of operations could be adversely affected.

Promotion and enhancement of the BriteSmile brand will also depend on our success in consistently providing a high-quality customer experience for our teeth whitening services and satisfaction with our products. If customers do not perceive our service and product offerings to be of high quality, or if we introduce new services and products that are not favorably received by these groups, the value of the BriteSmile brand could be harmed. Any brand impairment or dilution could decrease the attractiveness of BriteSmile to one or more of these groups which could harm our reputation, reduce our net revenue and cause us to lose customers.

Changes in required accounting practices may affect our reported operating results and stock price.

Any future changes to applicable GAAP standards or additional SEC statements on relevant accounting policies may require us to further change our practices. These uncertainties may cause our reported operating results and stock price to decline.

We identified a material weakness in our inventory control structure in 2003 that resulted in restatement of our 2nd quarter 2003 financial statements.

During 2003, the Company identified an error in the recording of cost of sales. This error resulted in the Company restating its financial statements for the 13-week period ended June 28, 2003. In response, management and the Audit Committee identified and have implemented certain changes that they feel are necessary to strengthen the Company's accounting and reporting function, including capabilities of its accounting personnel and adoption of more frequent reviews and reconciliations of financial information. Management continues to evaluate its control structure, to identify issues and resolve them in as timely a manner as possible; however, there can be no guarantee that control structure weaknesses will not be identified in the future.

Failures in our information technology systems or the systems of third parties could adversely affect our business and result in a loss of customers.

Our Company's web site or our Internet-based Scheduler system may experience slow response times, decreased capacity to accommodate a large number of customers or a temporary disruption in service for a variety of reasons. Additionally, power outages and delays in such service may interrupt or prevent us from immediately coordinating with the schedules of Centers and Associated Centers, and may interrupt or prevent customers from arranging for our services or from ordering our products through our e-Commerce Internet site. Any of these potential problems could have an adverse effect on business.

Computer hardware and software components to our Scheduler system are located at a third party co-location. In addition, a back-up file server and tape back-ups of the Scheduler database reside both at our headquarters and off-site. Delays in scheduling teeth whitening procedures would result if we were required to use our backup computer hardware and software systems. Nevertheless, natural disasters such as floods, fires, and power outages, telecommunications failures, physical or electronic break-ins or vandalism, viruses and other similar events could damage our hardware and software systems, lead to a loss of data, cause substantial disruption in our business operations, and have a material adverse effect on our business.

We are susceptible to product liability suits and if a lawsuit is brought against us it could result in us having to pay large legal expenses and judgments.

Although no lawsuits have been filed against the Company relating to our products or services, because of the nature of the dental device industry, there can be no assurance that we will not be subject to such claims in the future. Our products come into contact with vulnerable areas of the human body, such as the mouth, tongue, teeth and gums, and, therefore, the sale and support of dental products makes us susceptible to the risk of such claims. A successful product liability claim or claim arising as a result of use of our products or services brought against us, or the negative publicity brought up by such claim, could have a material adverse effect on our business. We maintain product liability insurance with coverage limits of $10 million per occurrence and $10 million per year. While we believe that we maintain adequate insurance coverage that is reasonable and customary for our business, we cannot assure that the amount of insurance will be adequate to satisfy claims made against us in the future, or that we will be able to obtain insurance in the future at satisfactory rates or in adequate amounts.

                  EXPLANATION ABOUT FORWARD-LOOKING INFORMATION

         This prospectus, including information contained in documents that are incorporated by reference in this prospectus, contains "forward-looking statements," as that term is defined by federal securities laws, that relate to the financial condition, results of operations, plans, objectives, future performance and business of BriteSmile. These statements are frequently preceded by, followed by or include the words "believes," "expects," "anticipates," "estimates" or similar expressions. We based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, including, among other things:

          o Anticipated trends in our business, including consumer acceptance of and willingness to pay for teeth whitening services;

          o Adequacy of our management and infrastructure to manage growth in sales and locations;

          o Deployment of additional centers at new locations and increasing sales at existing locations;

          o    Securing capital for future acquisitions and growth; and

          o    Adaptation to changes in the regulatory environment.

         In addition to these risks, in the section of the prospectus entitled "Risk Factors" we have summarized a number of the risks and uncertainties that could affect the actual outcome of the forward-looking statements included in this prospectus. We advise you not to place undue reliance on these forward-looking statements in light of the material risks and uncertainties to which they are subject. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                 USE OF PROCEEDS

         The shares of common stock being offered are solely for the accounts of the selling shareholders. BriteSmile will not receive any proceeds from the sale of the common stock.

         BriteSmile will use the proceeds from the sale of the Notes and amounts received from exercises, if any, of the Warrants for working capital and general corporate purposes.

                         DETERMINATION OF OFFERING PRICE

         The Selling Shareholders may sell our common stock at prices then prevailing or related to the then current market price, or at negotiated prices. The offering price may have no relationship to any established criteria or value, such as book value or earnings per share.

                                 DIVIDEND POLICY

         We have never paid cash dividends on our common stock. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. The declaration and payment of dividends are subject to the discretion of our board of directors. In addition, it is possible that any debt financing agreements entered into in the future may contain restrictions on our ability to declare dividends with respect to our common stock.

                              SELLING SHAREHOLDERS

         The table below lists the selling shareholders and other information regarding the actual or potential beneficial ownership of our common stock by each of the selling shareholders as of December 16, 2004.

         The second column of the table sets forth the number of shares beneficially held, directly or indirectly, by each Selling Shareholder on December 16, 2004, including the number of shares which would be held by each Selling Shareholder assuming: (i) payment of all $16 million principal and interest on the Notes by us in the form of shares of Common Stock, at a hypothetical valuation of $4.65 per share, without regard to restrictions on the number of shares that we can issue at any one time as payment on the Notes; and
(ii) exercise of all warrants granted to the Selling Shareholders in connection with the Note Offering. The information provided in this table has been obtained from the selling shareholders.


------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                         Shares Owned by or                                                   Percentage of Shares
                         Issuable to Selling                           Shares Owned           Beneficially Owned
Name of Selling          Shareholder Prior to   Shares Offered         Beneficially After     After the Offering
Shareholder              Offering (1)           Hereby (2)             This Offering (3)      (3)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
LCO Investments                  5,341,539 (4)                412,205           4,929,334 (3)       31.3 % (16)
Limited (15)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Satellite Strategic              1,854,923 (6)              1,854,923                   0            *
Finance Associates (17)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Omicron Master Trust             1,957,974 (7)              1,957,974                   0            *
(13)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Smithfield Fiduciary               309,154 (8)                309,154                   0            *
LLC (5)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Iroquois Capital (14)              206,102 (9)                206,102                   0            *
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Cranshire Capital,                 206,102 (10)               206,102                   0            *
L.P. (12)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Merriman Curhan Ford &              28,291 (11)                28,291                   0            *
Co. (18)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

*        Less than one (1) percent.

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities, subject to community property laws where applicable. Shares of common stock that a person has the right to acquire within 60 days, through the conversion or exercise of any security or other right, are deemed to be beneficially owned by the person holding those securities or rights. Except as indicated in the footnotes to this table and as provided pursuant to applicable community property laws, the shareholders named in the table have sole voting and investment power with respect to the shares set forth opposite each shareholder's name.

(2) The number of shares listed in column 3 represents the maximum number of shares issuable to the Selling Shareholders, assuming exercise of all Warrants, and payment by the Company of principal and interest underlying $16 million principal amount of Notes at an assumed payment valuation of $4.65 per share. The actual payment valuation, if the Company elects to pay principal and interest in the form of Shares, will be 93% of the fair market value of the shares at time of payment.

(3) The Selling shareholders are under no obligation to sell any or all of the shares received in connection with conversion of the Notes or Exercise of the Warrants. The numbers of shares in this column assumes that all shares offered by the Selling Shareholders in column 2 are in fact sold by them in this offering, and that the shareholders' ownership of shares of the Company as of December 16, 2004 otherwise does not change. There can be no assurance that any of the Selling Shareholders will convert its Notes or exercise its Warrants or sell any of the shares of common stock it receives from such conversion or exercise.

(4) Includes 4,519,526 shares of common stock and warrants to purchase 409,808 additional shares of common stock owned prior to December 16, 2004, as follows: 2,988,678 shares owned of record and beneficially by LCO Investments Limited; 318,170 shares owned beneficially by CAP Properties Limited as general partner of Excimer Vision Leasing LP; 249,818 shares owned of record and beneficially by P de P Tech Limited, an affiliate of LCO; 4,500 shares owned of record and beneficially by The AMP Trust; 533,335 shares owned of record and beneficially by The LCP Trust; 166,668 shares held of record and beneficially by the ACP II Trust; 166,668 shares held of record and beneficially by The CAP II Trust; 32,136 shares owned beneficially by CAP Advisers Limited acting as co-trustee of various trusts; 7,500 shares held of record by the CAP Charitable Foundation; 52,053 shares held of record and beneficially by CAP Advisers Limited; warrants to purchase 406,473 shares held by LCO; warrants to purchase 3,335 shares held by P de P Tech Limited. In addition, includes 351,732 shares issuable upon conversion of the Notes and 60,473 shares issuable on exercise of the Warrants. Assumes the full exercise of the Additional Investment Rights by LCO and further assumes the conversion by LCO of the full amount of Notes and exercise by LCO of the full amount of the Warrants. There can be no guarantee that LCO will exercise its Additional Investment Rights, convert any or all of the Notes, or exercise any or all of the Warrants.

(5) Highbridge Capital Management, LLC is the trading manager of Smithfield Fiduciary LLC and consequently has voting control and investment discretion over securities held by Smithfield. Glenn Dubin and Henry Swieca control Highbridge. Each of Highbridge, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Smithfield.

(6) Consisting of 1,582,796 shares issuable upon conversion of the Notes and 272,127 shares issuable on exercise of the Warrants. Assumes the full exercise of the Additional Investment Rights by Satellite and further assumes the conversion by Satellite of the full amount of Notes and exercise by Satellite of the full amount of the Warrants. There can be no guarantee that Satellite will exercise its Additional Investment Rights, convert any or all of the Notes, or exercise any or all of the Warrants.

(7) Consisting of 1,670,729 shares issuable upon conversion of the Notes and 287,245 shares issuable on exercise of the Warrants. Assumes the full exercise of the Additional Investment Rights by Omicron and further assumes the conversion by Omicron of the full amount of Notes and exercise by Omicron of the full amount of the Warrants. There can be no guarantee that Omicron will exercise its Additional Investment Rights, convert any or all of the Notes, or exercise any or all of the Warrants.

(8) Consisting of 263,799 shares issuable upon conversion of the Notes and 45,354 shares issuable on exercise of the Warrants. Assumes the full exercise of the Additional Investment Rights by Smithfield and further assumes the conversion by Smithfield of the full amount of Notes and exercise by Smithfield of the full amount of the Warrants. There can be no guarantee that Smithfield will exercise its Additional Investment Rights, convert any or all of the Notes, or exercise any or all of the Warrants.

(9) Consisting of 175,866 shares issuable upon conversion of the Notes and 30,236 shares issuable on exercise of the Warrants. Assumes the full exercise of the Additional Investment Rights by Iroquois and further assumes the conversion by Iroquois of the full amount of Notes and exercise by Iroquois of the full amount of the Warrants. There can be no guarantee that Iroquois will exercise its Additional Investment Rights, convert any or all of the Notes, or exercise any or all of the Warrants.

(10) Consisting of 175,866 shares issuable upon conversion of the Notes and 30,236 shares issuable on exercise of the Warrants. Assumes the full exercise of the Additional Investment Rights by Cranshire and further assumes the conversion by Cranshire of the full amount of Notes and exercise by Cranshire of the full amount of the Warrants. There can be no guarantee that Cranshire will exercise its Additional Investment Rights, convert any or all of the Notes, or exercise any or all of the Warrants.

(11) Consisting of 28,291 shares issuable upon exercise of Warrants granted to Merriman as placement agent in the Note Offering. Assumes the exercise in full of the Additional Investment Rights by all of the other Investors. Because the number of Warrants issued to Merriman is based on the amount of Notes purchased (including Notes purchased pursuant to exercise of the Additional Investment Rights) by the other Investors, there can be no guarantee as to the total number of Warrants that Merriman will eventually receive or be able to exercise.

(12) Mitchell P. Kopin, President of Downsview Capital, Inc., the General Partner of Cranshire Capital, L.P. has sole voting and investment control of securities held by Cranshire.

(13) Brian Daly, CFO of Omicron Capital Inc., the General Partner of Omicron Capital L.P., advisor to the Omicron Master Trust, has or shares voting and investment control of securities held by the Omicron Master Trust.

(14) Joshua Silverman, a Partner in Iroquois Capital, L.P., has or shares voting and investment control of securities held by Iroquois Capital, L.P.

(15) LCO is a wholly owned subsidiary of the ERSE Trust. CAP Advisers Limited is a co-trustee of the ERSE Trust. The Chairman of CAP is Mr. Andrew Pilaro. Andrew is the adult son, not living in the same household, of Mr. Anthony M. Pilaro, Chairman of the Board of Directors of BriteSmile. Mr. Anthony Pilaro disclaims beneficial ownership of the shares held by LCO, CAP Properties Limited, P de P Tech Limited, LCP II Trust, ACP II Trust, CAP II Trust, the CAP Charitable Foundation, CAP Advisers Limited, and the trusts indicated in footnote 4 above of which CAP is co-trustee.

(16) Based on 10,340,920 shares of Common Stock of the Company issued and outstanding as of December 1, 2004; percentage is calculated based on the assumption that LCO and its affiliated entities own 4,929,334 shares beneficially after this Offering, that 409,808 options or warrants to purchase additional shares of Common Stock of the Company held by LCO and P de P Tech Limited prior to this Offering, are issued and outstanding, and that all shares in column 3, "Shares Offered Hereby" (4,974,751), are also outstanding.

(17) Lief Rosenblatt, Mark Sonnino, Gabriel Nechamkin, Christopher Tuzzo, Brian Kriftcher and Stephen Shapiro, as principals of Satellite Asset Management, Manager of Satellite Strategic Finance Associates, LLC, each have voting control and investment decision over securities held by Satellite Strategic Finance Associates, LLC. Each of these named individuals disclaims beneficial ownership of the shares held by Satellite Strategic Finance Associates, LLC.

(18) John Hiestand, Chief Financial Officer, has voting and investment control of securities held by Merriman Curhan Ford & Co.

                              PLAN OF DISTRIBUTION

         The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

          o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

          o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

          o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

          o an exchange distribution in accordance with the rules of the applicable exchange;

          o    privately negotiated transactions;

          o    short sales;

          o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

          o    a combination of any such methods of sale; and

          o    any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

         Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

         The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
         We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

         The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

                DESCRIPTION OF SECURITIES ISSUED IN THE OFFERING

Senior Convertible Notes

         The Notes issued to the Selling Shareholders accrue interest at 5% per annum, or 6 month LIBOR plus 300 basis points, whichever is greater (capped at 8%), payable in cash or registered shares of our common stock. The Notes are convertible into shares of our common stock at a per share conversion price of $7.61, which is equal to 115% of the volume-weighted average price of the common stock during the ten day period immediately prior to signing of the transaction documents. The Notes mature in May 2009 (the "Maturity Date"), and will be repaid in monthly installments over 36 months beginning in June 2006 in cash or, at the Company's option, in shares of the Company's common stock. Each interest period, other than the initial interest period, begins on either March 31 or September 30 of each year occurring prior to the Maturity Date. Interest shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 (each, an "Interest Payment Date"). The first Interest Payment Date is be March 31, 2005.

         The Notes are convertible at the noteholder's option into shares of the Company's Common Stock at a per share conversion price of $7.61. The conversion price of the Notes is subject to adjustments from time to time upon the occurrence of certain events described in the Notes and Warrants, including future issuances of Common Stock for consideration less than the conversion price then in effect, stock splits or reverse stock splits, and the occurrence of certain major corporate events such as mergers, sale of assets, tender offers or exchange offers.

         The Company may also choose to pay the principal and interest on the Notes in shares of common stock, subject to certain limitations provided for in the Notes. The number of shares issuable is determined by dividing the aggregate amount of principal and interest to be paid by an amount equal to 93% of the average of the volume weighted average trading price per share for the twenty trading days prior to the payment of principal or interest.

Warrants

         The Warrants issued to the Investors in connection with the Note Offering have a term of five years and an exercise price of $7.61 per share. The exercise price of the Warrants is subject to adjustment upon certain events specified in the Warrant, including the subsequent issuance by the Company of shares of its Common Stock at prices lower than the original Warrant exercise price.

         The Warrants issued to the Placement Agent in connection with the $12 million initial investment on December 16, 2004 have a term of three years, and an exercise price of $9.51.

Additional Investment Rights

         Pursuant to the Additional Investment Rights, each of the Selling Shareholders has the right to purchase an additional amount of Notes in the Offering, up to an aggregate principal amount of $4,000,000 in additional Notes beyond the $12,000,000 in Notes purchased on December 16, 2004. The Notes would have the same terms and conditions as set forth above. Additionally, each Selling Shareholder that exercises its AIR will receive Warrants with the same terms and conditions as set forth above.

         Neither this prospectus nor the registration of which it is a part registers the resale of the Notes, the Warrants, or the AIRs.



                                  LEGAL MATTERS

         The validity of the Shares will be passed upon for BriteSmile by Durham Jones & Pinegar, P.C., Broadway Centre, Suite 900, 111 East Broadway, Salt Lake City, Utah 84144.

                                     EXPERTS

         The 2003 and 2002 consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 27, 2003, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements of the Company for the period ended December 29, 2001, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 27, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, which is incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                     COMMISSION POSITION ON INDEMNIFICATION

         Sections 16-10a-901 et seq. of the Utah Business Corporation Act, together with Article 5 of our bylaws, provide for indemnification of our directors, officers, employees, fiduciaries or agents, subject to the determination in each instance that indemnification is in accordance with the standards set forth in the Utah Act and in the bylaws. We may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not we would have power to indemnify him or her against the same liability under the provisions of the bylaws.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling BriteSmile pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Rooms in Washington, D.C. The Public Reference Room in Washington, D.C. is located at 450 Fifth Street, N.W.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file with the SEC subsequent to the effectiveness of this prospectus will be deemed to be incorporated by reference into this prospectus and will automatically update and supersede this information. We incorporate by reference into this prospectus and refer you to the documents listed below:

          o Our Annual Report on Form 10-K for the fiscal year ended December 27, 2003;

          o Our Quarterly Reports on Form 10-Q, as the same may have been amended, for the 13 week periods ended March 27, 2004, June 26, 2004, and September 25, 2004;

          o Our Current Reports on Form 8-K that have been filed since December 27, 2003; and

          o Any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all shares offered have been sold or which deregisters all shares then remaining unsold.

         This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about our company and the common stock. You may request a copy of any or all of these documents without charge. You should direct written or telephone requests for copies to our principal office: BriteSmile, Inc., 490 North Wiget Lane, Walnut Creek, CA 94598, Attention: Chief Financial Officer (telephone: 925- 941-6260).

----------------------------------------------------------
                  Table of Contents


Summary                                              4
Risk Factors                                         6
Explanation About Forward-Looking
     Information                                     11
Use of Proceeds                                      11
Determination of Offering Price                      11
Dividend Policy                                      12
Selling Shareholders                                 12
Plan of Distribution                                 16
Description of Securities Issued in
     the Offering                                    17
Legal Matters                                        18
Experts                                              18
Commission Position on Indemnification               18
Where You Can Find
         More Information                            18

Dealer Prospectus Delivery Obligation. All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.




                                BriteSmile, Inc.

                                    4,974,751
                                     SHARES

                                  COMMON STOCK

                              ____________________

                                   PROSPECTUS

                               -------------------


                                February ___, 2005

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Company. All amounts shown are estimates except the Securities and Exchange Commission registration fee.


Filing Fee - Securities and Exchange Commission        $   3,558
Legal fees and expenses of the Company                    45,000
Accounting fees and expenses                              35,000
Blue Sky fees and expenses                                10,000
Printing expenses                                            500
Miscellaneous expenses                                     5,000
                                                       ----------
Total Expenses                                         $  99,058
                                                       ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 16-10a-901 et. seq. of the Utah Business Corporation Act (the "Utah Act"), together with Article 5 of the Bylaws of the Company, provide for indemnification of the Company's directors, officers, employees, fiduciaries or agents, subject to the Company's determination in each instance that indemnification is in accordance with the standards set forth in the Utah Act and in the Bylaws. The Company may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Company against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Company would have power to indemnify him or her against the same liability under the provisions of the Bylaws.

ITEM 16. LIST OF EXHIBITS.

     5    Opinion of Durham Jones & Pinegar, P.C. (filed herewith).

     23.1 Consent of Durham Jones & Pinegar, P.C., included in Exhibit 5 filed herewith.

     23.2 Consent of Deloitte & Touche LLP (filed herewith).

     23.3 Consent of Ernst & Young LLP (filed herewith).

ITEM 17. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration

Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any derivation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

         (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the indemnification provisions described herein, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement as amended to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on this 1 day of February, 2005.





         BriteSmile, Inc.


         By:      /s/ Julian Feneley
            -----------------------------
         Julian Feneley
         President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                   TITLE                                    DATE


/s/ Anthony M. Pilaro                 Chairman of the Board of Directors            February 1, 2005
---------------------------
Anthony M. Pilaro


/s/ Gregg Coccari                     Chief Executive Officer and Director          February 1, 2005
---------------------------           (principal executive officer)
Gregg Coccari


/s/ Julian Feneley                    President and Director                        February 1, 2005
---------------------------
Julian Feneley

/s/ R. Eric Montgomery                Director                                      February 1, 2005
---------------------------
R. Eric Montgomery

/s/ Harry Thompson                    Director                                      February 1, 2005
---------------------------
Harry Thompson


/s/ L. Tim Pierce                     Director                                      February 1, 2005
---------------------------
L. Tim Pierce


/s/ Gerald Poch                       Director                                      February 1, 2005
---------------------------
Gerald Poch

/s/ Bradford Peters                   Director                                      February 1, 2005
---------------------------
Bradford Peters

/s/ Peter Schechter                   Director                                      February 1, 2005
---------------------------
Peter Schechter

/s/ Ken Czaja                         Chief Financial Officer                       February 1, 2005
---------------------------           (principal financial officer
Ken Czaja                              and principal accounting officer

                                  EXHIBIT INDEX

     5    Opinion of Durham Jones & Pinegar, P.C.(filed herewith).


     23.1 Consent of Durham Jones & Pinegar, P.C. (included in Exhibit 5 filed herewith).


     23.2 Consent of Deloitte & Touche LLP (filed herewith).

     23.3 Consent of Ernst & Young LLP (filed herewith).